EX-2                                                 ACQUISITION AGREEMENT

                             ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT ("Agreement") is made as of January 20, 2004 by and between iBIZ Technology Corp., a Florida corporation
("iBIZ"), and the interestholders of Synosphere, LLC ("Shareholders"), a Texas limited liability company ("Synosphere").

                                   RECITALS

WHEREAS, the Shareholders are the owners of all the issued and outstanding membership interests ("Interests") of equity of Synosphere; and

WHEREAS, iBIZ desires to purchase from the Shareholders, and the Shareholders desire to sell to iBIZ, all the Interests in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                  AGREEMENTS

1. Purchase and Sale. Subject to the terms and conditions contained in this Agreement, on the Closing (defined below), the Shareholders shall sell, assign, transfer and deliver to iBIZ all of the Interests representing in the aggregate Five Million (5,000,000) Interests. iBIZ shall sell, assign, transfer and deliver to the Shareholders 6 shares (an aggregate of Thirty Million (30,000,000) shares) of common stock ("Common Stock") for each Interest, collectively referred to hereinafter as the "Purchase Price."

At the option of the Shareholders labeled "Investors" on the spreadsheet set forth in Exhibit A to this Agreement can receive either his pro rata share of Common Stock or receive a cash payout option at Closing of his pro rata portion of the total of Ninety-Two Thousand Dollars ($92,000) or a combination of Common Stock and cash payout at their discretion (as set forth in Exhibit A). If an Investor chooses the cash payout option at closing, then the Investor shall receive the cash payout option in three equal payments that are forty-five (45) days apart, beginning sixty (60) days following the Closing of this transaction, as defined below.

The Shareholders labeled "Founders" on the spreadsheet set forth in Exhibit B to this Agreement shall receive his portion of Common Stock and distributed as set forth in the Registration Rights Agreement
(Exhibit C).

2. Closing. The closing (the "Closing") of the sale and purchase of the Interests shall take place on January 20, 2004, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than January 20, 2004 ("Termination Date").
The date of the Closing is sometimes herein referred to as the "Closing."

2.1 Items to be Delivered Immediately Prior to or at Closing.  At the
Closing:

     (a) The Shareholders shall deliver to iBIZ a certificate or certificates representing Five Million (5,000,000) Interests, duly endorsed in blank or accompanied by stock powers duly executed in blank, and the executed Registration Rights Agreement.

     (b) iBIZ shall deliver to the Shareholders not accepting the cash payout option, as discussed above, a certificate or certificates representing an aggregate of Thirty Million (30,000,000) shares of Common Stock, duly endorsed in blank or accompanied by stock powers duly executed in blank, and the executed Registration Rights Agreement.

3. Shareholder Representative. The Shareholders hereby irrevocably constitute and appoint Bryan A. Scott, with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative (such person and his appointed and designated successor or successors being herein referred to as the "Shareholder Representative"), with full power to act for and on behalf of the Shareholders, and each of them, for all purposes under this Agreement and in connection with the transactions contemplated hereby including, without limitation, for purposes of:
(i) determining the amount of damages suffered or incurred by the Shareholders, (ii) receiving notices from iBIZ given under this Agreement, of which the Shareholder Representative will give a copy to the Investors and the Shareholders, (iv) approving and agreeing with iBIZ as to additions, deletions, changes, modifications and amendments to this Agreement and the Annexes hereto, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Shareholders, and (v) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Shareholders) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby. The Shareholder Representative shall be entitled to reimbursement by the Shareholders from the consideration actually payable to the Shareholders or otherwise for all reasonable costs and expenses incurred by him in fulfilling his duties hereunder, and the Investors and the Shareholders agree among themselves that such costs and expenses shall be borne pro rata among them according to the number of shares of Common Stock owned immediately after the Closing.
The Shareholders agree that the Shareholder Representative may make reasonable requests for advances to cover such costs and expenses, and the Shareholders shall promptly make such advances. In no event shall iBIZ be liable for any costs or expenses of any nature incurred by the Shareholder Representative in its capacity as such. THE SHAREHOLDERS JOINTLY AND SEVERALLY, AGREE THAT THE SELLER
REPRESENTATIVE SHALL HAVE NO LIABILITY TO THE SHAREHOLDERS FOR ACTION TAKEN OR OMITTED IN GOOD FAITH IN EXERCISING THE AUTHORITY GRANTED
UNDER THIS SECTION. iBIZ shall not have any obligation or liability to indemnify or defend the Shareholder Representative in respect of any claim or liability asserted against the Shareholder
Representative by any of the Shareholders or his successors or assigns. All determinations, decisions, actions and the like made by the Shareholder Representative shall be final, conclusive and binding upon all the Shareholders and all persons claiming under or through them.

4.  Representations and Warranties of the Shareholders. The
Shareholders, individually as pertains to their particular shareholder and not jointly, and the other Shareholders hereby represent and warrant to iBIZ the representations and warranties, as follows:

4.1 Validity of Transaction. The Shareholders own the number of Interests set forth opposite his name on Exhibit A to this Agreement. The Shareholders have all requisite power and authority to execute, deliver, and perform this Agreement and to sell to iBIZ the Interests to be sold by the Shareholders pursuant hereto. All necessary corporate proceedings or other similar actions by the Shareholders have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the sale of the Interests by the Shareholders. This Agreement has been duly authorized, executed, and delivered by the Shareholders, is the legal, valid, and binding obligation of the Shareholders, and is enforceable as to the Shareholders in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by the Shareholders for the execution, delivery, or performance of this Agreement by the Shareholders, and except as would not affect the ability of a Shareholder to perform any of his material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which a Shareholder is a party, or by which any of its properties or assets is bound, shall be required for the execution, delivery, or performance by a Shareholder of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of a Shareholder to perform any of his material obligations under this Agreement. The execution, delivery, and performance of this Agreement by a Shareholder will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate or articles of incorporation or by-laws (or other organizational document) of Synosphere, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on a Shareholder or to which any of his operations, business, properties, or assets is subject, except as would not affect the ability of such Shareholder to perform any of its material obligations under this Agreement. The Interests sold by the Shareholders have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal.
Upon the transfer of the Interests, sold by the Shareholders to iBIZ at the Closing, iBIZ shall acquire good and valid title to such Interests free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts (other than any created for and in favor of iBIZ).

4.2 Finder or Broker. No Shareholder has incurred any fee as a result of any negotiation with any finder, broker, intermediary, or similar person in connection with the transaction contemplated hereby that will result in any liability to iBIZ.

4.3 Accredited Investor. Each Shareholder is a "sophisticated" or "accredited" investor, as those terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended ("Securities Act"). The Shareholders have received all requested documents from iBIZ, including without limitation, and has had an opportunity to ask questions of and receive answers from the officers of iBIZ with respect to the business, results of operations, financial condition, and prospects of iBIZ.

4.4 Investment Intent. The Shareholders are acquiring the Common Stock for their own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act, it being understood that the Shareholders the right to sell such shares in their sole discretion in accordance with the terms of the Registration Rights Agreement, or otherwise by the requirements of the minimum one year hold period under Rule 144. The Shareholders understand that the Common Stock, as of Closing, have not been registered for sale under the Securities Act or qualified under applicable state securities laws and that the Common Stock shall be delivered to the Shareholders pursuant to one or more exemptions from the registration or qualification requirements of such securities laws and that the representations and warranties contained in this section are given with the intention that iBIZ may rely thereon for purposes of claiming such exemptions. The Shareholders understand that the Common Stock cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available, except in connection with the rights afforded the Shareholders under the Registration Rights Agreement.

4.5 Transfer of Common Stock. The Shareholders shall not sell or otherwise dispose of any Common Stock unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws or (b) such registration and qualification are not required and, if iBIZ so requests, there is presented to iBIZ a legal opinion reasonably satisfactory to iBIZ to such effect. The Shareholders consent that the transfer agent for the Common Stock may be instructed not to transfer any Common Stock acquired pursuant hereto unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Common Stock acquired pursuant hereto (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE."

iBIZ shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law and sold by the holder thereof in accordance with such registration and qualification or (ii) such holder shall have delivered to iBIZ a legal opinion reasonably satisfactory to iBIZ to the effect that the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

4.6 Corporate Existence. Synosphere is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Texas and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Synosphere is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of Synosphere. Synosphere is not in violation of any of the provisions of its Articles of Organization, its Operating Agreement, or any regulations governing them.

4.7  Capitalization.

     (a) The authorized equity of Synosphere consists of Five
Million (5,000,000) Interests, all of which are issued and outstanding.

     (b) To the knowledge of the Shareholders, (i) all outstanding Interests have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Texas law, its Articles of Organization, its Operating Agreement, or any regulations governing them, or any agreement or document to which Synosphere is a party or by which it or its assets are bound, (ii) all outstanding Interests have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and (iii) none of the outstanding Interests is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such Interests may be forfeited or repurchased by Synosphere or otherwise vest upon termination of an interestholder's or grantee's employment, directorship or other relationship with Synosphere under the terms of any restricted stock agreement or other agreement with Synosphere.

     (c) Other than the Interests there are no outstanding (i) shares of equity or voting securities of Synosphere, (ii) securities of Synosphere convertible into or exchangeable for shares of capital stock or voting securities of Synosphere or (iii) options or other rights to acquire from Synosphere, or other obligation of Synosphere to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Synosphere. There are no registration rights, other than as set forth in this Agreement, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Synosphere is a party. There are no outstanding obligations of Synosphere to repurchase, redeem or otherwise acquire any Interests.

4.8 Financial Statements. The Shareholders acknowledges that its books and records of Synosphere fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles ("GAAP"), the financial position of Synosphere as at the date hereof, and all material financial transactions of the Synosphere have been accurately recorded in such books and records. However, an audit of said books and records shall be required within sixty (60) days from the date of closing of this transaction.

4.9 No Undisclosed Material Liabilities. There are no liabilities of Synosphere of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a)  liabilities recorded in full or reserved for; and

     (b) liabilities incurred in the ordinary course of the business of Synosphere consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of Synosphere.

4.10 Litigation. There is no action, suit, investigation or proceeding (or to the Shareholders knowledge any basis therefor) pending against, or to the knowledge of the Shareholders, threatened against or affecting, the Shareholders, Synosphere or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of Synosphere or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.11 Intellectual Property. Synosphere has good and valid title to and ownership of all Intellectual Property (defined herein as trade marks, trade names or copyrights, patents, domestic or foreign) necessary for its business and operations. There are no outstanding options, licenses or agreements of any kind to which Synosphere is a party or by which it is bound relating to any Intellectual Property, whether owned by Synosphere or another person. To the knowledge of the Synosphere, the business of Synosphere as formerly and presently conducted did not and does not conflict with or infringe upon any Intellectual Property right, owned or claimed by another.

4.12  Compliance with Laws and Court Orders.

     (a) Synosphere is not in violation of, and to the knowledge of the Shareholders is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Synosphere.

     (b) To the knowledge of the Shareholders, each executive officer and director of Synosphere has complied with all applicable laws in connection with or relating to actions within the scope of Synosphere's business, except where the failure to comply would not be material to Synosphere. No executive officer or director of Synosphere is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of Synosphere.

4.13  Absence of Liens and Encumbrances; Title to Properties.
Synosphere has good, valid and marketable title to all properties and assets used in the conduct of its business free of all liens, mortgages, pledges, charges, security interests, encumbrances or other adverse claims of any kind, except as set forth in its financial statements.

4.14 Material Contracts. Synosphere is not a party to or bound by any Contract (as defined below) that (a) is a material contract, or
(b) materially limits or otherwise materially restricts Synosphere or that would, after the Closing, materially limit or otherwise materially restrict iBIZ or any of its subsidiaries or any successor thereto, from engaging or competing in any material line of business in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. As used herein, "Contract" shall mean any written or oral agreement, contract, commitment, lease, license, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation. Synosphere is not in, or has received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of Synosphere or, after giving effect to the Closing, iBIZ or any of its subsidiaries.

4.15  Taxes.

     (a) Synosphere has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. Synosphere has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where Synosphere does not file tax returns that Synosphere may be subject to taxation in that jurisdiction.

     (b) There are no ongoing examinations or claims against Synosphere for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received.
Synosphere has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

4.16 Interested Party Transactions. No officer, director or stockholder of Synosphere or any "affiliate" (as such term is defined in Rule 405 under the Securities Act) of any such person or Synosphere has or has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Synosphere other than Synosphere, or (ii) purchases from or sells or furnishes to Synosphere any goods or services, or (b) a beneficial interest in any contract or agreement to which Synosphere is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

5. Representations and Warranties of iBIZ. iBIZ hereby represents and warrants to Synosphere as follows:

5.1 Validity of Transaction. iBIZ has all requisite power and authority to execute, deliver, and perform this Agreement and to issue and sell to the Shareholders the Common Stock of iBIZ. All necessary corporate proceedings of iBIZ have been duly taken to authorize the execution, delivery, and performance of this Agreement, and the issuance and sale to the Shareholders of the Common Stock. This Agreement has been duly authorized, executed, and delivered by iBIZ, is the legal, valid, and binding obligation of iBIZ, and is enforceable as to iBIZ in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the compliance with and completion of the registration requirements of the Securities Act as contemplated in the Registration Rights Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by iBIZ for the execution, delivery, or performance of this Agreement by iBIZ, except as would not affect the ability of iBIZ to perform any of its material obligations under this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which iBIZ is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by iBIZ of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of iBIZ to perform any of its material obligations under this Agreement. The execution, delivery, and performance of this Agreement by iBIZ will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding to which iBIZ is a party, or violate or result in a breach of any term of the Articles of Incorporation or By-laws of iBIZ, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on iBIZ or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of iBIZ to perform any of its material obligations under this Agreement. The shares of iBIZ Common Stock have been duly authorized and, upon receipt by the Shareholders from iBIZ of the stock certificates representing the Common Stock being sold pursuant to this Agreement, will be validly issued, fully paid, and nonassessable, will not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the Shareholders will have good title to the Common Stock, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by the Shareholders).

5.2 Finder or Broker. Neither iBIZ nor any person acting on behalf of iBIZ has negotiated with any finder, broker, intermediary, or similar person in connection with the transaction contemplated herein.

5.3 Accredited Investor. iBIZ is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.4 Investment Intent. iBIZ is acquiring the Shares of Synosphere for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. iBIZ understands that it must bear the economic risk of its investment in Synosphere for an indefinite period of time, and the Shares of Synosphere being purchased from the Shareholders cannot be sold unless registered under the Securities Act and qualified under state securities laws, unless an exemption from such registration and qualification is available.

5.5 Full Disclosure. All documents filed by iBIZ pursuant to the Securities Exchange Act of 1934, as amended, since December 31, 2002 ("iBIZ Exchange Act Documents") (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The iBIZ Exchange Act Documents do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any of such documents relate to Synosphere, as to which iBIZ makes no representation. So far as iBIZ is aware, from the date as of which information is given in the most recent report filed by iBIZ under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of iBIZ and its subsidiaries taken as a whole.

5.6 Other Stockholders. iBIZ has not entered into any agreement with any holders of Synosphere Shares, other than this Agreement with the Shareholders, with respect to the acquisition of Synosphere
Shares by iBIZ.

5.7 iBIZ's Corporate Existence. iBIZ is a corporation duly incorporated, validly existing and in good standing under the laws of Florida and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on
its business as now conducted.   iBIZ is duly qualified to do
business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be materially adverse to the business of iBIZ. iBIZ is not in violation of any of the provisions of its Articles of Incorporation or its Bylaws.

5.8  Capitalization.

     (a) As of the date of this Agreement, the authorized capital stock of iBIZ consists of Five Billion (5,000,000,000) shares of iBIZ common stock. As of the date of this Agreement, there are Two
Billion One Hundred and Twelve Million Nine Hundred and Fifty Six Thousand Nine Hundred and Eighty Eight (2,112,956,988) shares of iBIZ common stock, and no shares of preferred stock, issued and outstanding.

     (b) All outstanding shares of capital stock of iBIZ have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Florida law, the Articles of Incorporation or Bylaws of iBIZ or any agreement or document to which iBIZ is a party or by which it or its
assets are bound.   All outstanding shares of capital stock of iBIZ
have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set
forth in applicable agreements or instruments.   None of the
outstanding iBIZ Securities (as defined below) is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such iBIZ Securities may be forfeited or repurchased by iBIZ or otherwise vest upon termination of stockholder's or grantee's employment, directorship or other relationship with iBIZ or a iBIZ Subsidiary (as defined below) under the terms of any restricted stock agreement or other agreement with iBIZ. No iBIZ debt has voting rights. As used herein, "iBIZ Subsidiary" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board or directors or other persons performing similar functions are at the time directly or indirectly owned by iBIZ.

     (c) Except as set forth in this Section, there are no outstanding (i) shares of capital stock or voting securities of iBIZ,
(ii) securities of iBIZ convertible into or exchangeable for shares of capital stock or voting securities of iBIZ or (iii) options or other rights to acquire from iBIZ, or other obligation of iBIZ to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of iBIZ (the items in clauses (i), (ii) and (iii) of this Section 3.08(c) being referred to collectively as the "iBIZ Securities"). There are no registration rights and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which iBIZ or any of iBIZ's Subsidiaries is a party or by which it is bound with respect to any iBIZ Securities. There are no outstanding obligations of iBIZ or any iBIZ Subsidiary to repurchase, redeem or otherwise acquire any iBIZ Securities.

5.9 Litigation. There is no action, suit, investigation or proceeding (or to iBIZ's knowledge any basis therefor) pending against, or to the knowledge of iBIZ, threatened against or affecting, iBIZ or any iBIZ Subsidiary or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of iBIZ and its subsidiaries taken as a whole or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

5.10  Compliance with Laws and Court Orders.

     (a) Neither iBIZ nor any iBIZ Subsidiary is in violation of, and has not since January 1, 2003 violated, and to the knowledge of iBIZ is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of iBIZ and its subsidiaries taken as a whole.

     (b) iBIZ and each of its officers and directors have complied in all material respects with the applicable provisions of Sarbanes-Oxley. iBIZ has disclosed to the Shareholder Representative any of the information required to be disclosed by iBIZ and certain of its officers to iBIZ's Board of Directors or any committee thereof pursuant to the certification requirements contained in Form 10-KSB and Form 10-QSB under the Exchange Act. From the period beginning January 1, 2002 through the enactment of Sarbanes-Oxley, neither iBIZ nor any of its Affiliates made any loans to any executive officer or director of iBIZ equal to or in excess of $60,000. Since the enactment of Sarbanes-Oxley, neither iBIZ nor any of its Affiliates has made any loans to any executive officer or director of iBIZ.

     (c) Each executive officer and director of iBIZ has complied with all applicable laws in connection with or relating to actions within the scope of iBIZ's business, except where the failure to comply would not be material to iBIZ. No executive officer or director of iBIZ is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of iBIZ and its subsidiaries taken as a whole, except as disclosed in iBIZ Exchange Act Documents.

5.11 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of iBIZ included in iBIZ's filings under the Exchange Act (collectively, "iBIZ Financial Statements") (a) were prepared in accordance with and accurately reflect in all material respects, iBIZ's books and records as of the times and for the periods referred to therein, (b) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included and (c) fairly present in all material respects, in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements as may be permitted by Form 10-Q), the consolidated financial position of iBIZ and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to be material to iBIZ).

5.12 No Undisclosed Material Liabilities. There are no liabilities of iBIZ or any iBIZ Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

     (a) liabilities recorded in full or reserved for in the unaudited financial statements included in the iBIZ Exchange Act
Documents filed with respect to the fiscal period ended July 31, 2003 ("iBIZ Balance Sheet Date"); and

     (b) liabilities incurred in the ordinary course of the business of iBIZ consistent with past practice since the iBIZ Balance Sheet Date, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of iBIZ and its subsidiaries taken as a whole.

6.  Survival Of Representations and Warranties; Indemnification;

6.1 Nature and Survival. The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the Closing for a period of twelve months following the Closing and all inspections, examinations or audits on behalf of the parties whether conducted before or after the Closing.

6.2  Shareholders Indemnification.

     (a) Subject to Section 6.3, each Shareholder agrees to indemnify and hold harmless iBIZ against and in respect of its pro rata share (determined on the basis of the percentage of the total number of shares of iBIZ Common Stock that were issued to such Shareholder) of any and all Damages. "Damages," as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to iBIZ from (i) any inaccurate representation made by or on behalf of Synosphere or a Shareholder in this Agreement or any certificate or other document referenced in, this Agreement and delivered pursuant hereto, (ii) the breach of any of the warranties or agreements made by or on behalf of Synosphere or a Shareholder in this Agreement or any certificate or other document referenced in this Agreement and delivered pursuant hereto, or (iii) the breach or default in the performance by a Shareholder of any of the obligations to be performed by any of them hereunder.

     (b) If any claim shall be asserted against iBIZ by a third party for which iBIZ intends to seek indemnification from the Shareholders under this Section 6.2, iBIZ shall given written notice to the Shareholder Representative of the nature of the claim asserted within forty-five (45) days after any executive officer of iBIZ learns of the assertion thereof and determines that iBIZ may have a right of indemnification with respect thereto, but the failure to give this notice will not relieve the Sellers of any liability hereunder in respect of this claim. iBIZ shall have the exclusive right to conduct, through counsel of its own choosing, which counsel is approved by the Shareholder Representative (which approval may not be unreasonably withheld), the defense of any such claim or action, and may compromise or settle such claims or actions with the prior consent of the Shareholder Representative (which shall not be unreasonably withheld).

6.3  Satisfaction of Seller Indemnification.

     (a) Any Damages incurred, paid or borne by iBIZ for which it is entitled to indemnification from any Shareholder under this Section shall be satisfied, in whole or in part, solely by such Shareholder delivering to iBIZ for cancellation, shares of iBIZ Common Stock, without further recourse to any Shareholder; provided, however, that each Shareholder's indemnification obligation shall be unlimited (and shall be satisfied by a cash payment to the extent that shares of iBIZ Common Stock are insufficient) with respect to Damages arising out of the intentional fraud of such Shareholder. In the event that any Shareholder elects to return shares of iBIZ Common Stock to satisfy any indemnification obligation, each such share of iBIZ Common Stock shall be valued at its Current Market Value (as defined below) as of the date such shares are tendered to iBIZ. Such Seller shall also pay or reimburse iBIZ for the out-of-pocket expenses (including without limitation any fees payable to the transfer agent of the shares) of canceling such returned shares.

     (b) "Current Market Value" of the iBIZ Common Stock as of a particular date shall mean the average of the price of a share of underlying iBIZ Common Stock into which such Preferred Stock can be converted, determined on the basis of the last reported sales price on the Over-the-Counter Bulletin Board for the ten (10) consecutive trading days preceding such date ("Measurement Days"); or, if such shares are not traded on the Over-the-Counter Bulletin Board, the Current Market Value will be determined by an independent reputable valuation and appraisal company mutually agreed upon by iBIZ and the Shareholder Representative (which appraiser shall be instructed to disregard any minority interest discount), and if no agreement can be reached within a 30-day period, by the average of the two Current Market Values as determined by independent reputable valuation and appraisal companies retained by each of iBIZ and the Shareholder Representative; provided, however, that the aggregate fees and expenses of any such independent valuation and appraisal company or companies shall be shared evenly between iBIZ, on the one hand, and the applicable indemnifying Seller(s).

6.4  iBIZ Indemnification.

     (a) Subject to subsection (b) below, iBIZ shall indemnify and hold the Shareholders harmless against and in respect of all Shareholders Damages. "Shareholders Damages" shall mean any claim, action, demand, loss, cost, expense, liability (joint or several), penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Shareholder from (A) any inaccurate representation made by iBIZ in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, (B) breach of any of the warranties or agreements made by iBIZ in this Agreement or any certificate or other document referenced in this Agreement and delivered by it pursuant hereto, or (C) breach or default in the performance by iBIZ of any of the obligations to be performed by iBIZ hereunder. iBIZ agrees to pay or reimburse the Shareholders for any payment made or amount payable or loss suffered or incurred by the Shareholders at any time from and after the Closing in respect of any Shareholder Damages to which the foregoing indemnity relates.

     (b) Any Shareholder Damages incurred, paid or borne by a Shareholder for which it is entitled to indemnification from iBIZ under this Section shall be satisfied, in whole or in part, solely by iBIZ delivering to the applicable Seller, additional shares of iBIZ Common Stock up to an aggregate maximum for all Shareholders of ten percent (10%) of the amount of shares of iBIZ Common Stock delivered on the Closing, without further recourse to iBIZ; provided, however, that iBIZ's indemnification obligation shall be unlimited with respect to Shareholder Damages arising out of the common-law fraud of iBIZ. In the event that iBIZ elects to deliver shares of iBIZ Common Stock to satisfy any indemnification obligation, each such share of iBIZ Common Stock shall be valued at its Current Market Value as of the date such shares are tendered by iBIZ.

7.  Covenants of Shareholders.

7.1 Fulfillment of Closing Conditions. At and prior to the Closing, the Shareholders shall cause Synosphere to use commercially reasonable efforts to fulfill the conditions specified in this Agreement. In connection with the foregoing, the Shareholders shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate in any material respect as of the Closing,
(b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

7.2 Access to Information. From the date of this Agreement to the Closing, the Shareholders shall give to iBIZ and its officers, employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to Synosphere as the other party may reasonably request. IBIZ shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

7.3 No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 13, without the prior written consent of the iBIZ, the Shareholders shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. If the Shareholders receive any such inquiries, offers or proposals, the Shareholders shall (a) notify iBIZ orally and in writing of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the person making it), within forty-eight (48) hours of the receipt thereof, (b) keep iBIZ informed of the status and details of any such inquiry, offer or proposal, and (c) give iBIZ five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry, offer or proposal. As used herein, "Acquisition Proposal" means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of Synosphere. Notwithstanding the foregoing, the Shareholders shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

7.4 Confidentiality. The Shareholders agree that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by iBIZ to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible iBIZ shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in iBIZ; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by iBIZ, (2) becomes known to the public through no fault of Synosphere, (3) is disclosed to Synosphere on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by Synosphere.

7.5 Transfer of Assets and Business. The Shareholders shall, and shall cause Synosphere to, take such reasonable steps as may be necessary or appropriate, in the judgment of iBIZ, so that iBIZ shall be placed in actual possession and control of all of the assets and the business of Synosphere, and Synosphere shall be owned and operated as a wholly owned subsidiary of iBIZ.

7.6 Disclosure of Fundraising. The Shareholders shall disclose to iBIZ any fund raising activities, which shall occur prior to the Closing. Further, the Shareholders shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of Synosphere's corporate purpose and business plan. Prior written approval of iBIZ is required to use funds for any other purposes.

8.  Covenants of iBIZ.

8.1 Fulfillment of Closing Conditions. At and prior to the Closing, iBIZ shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control. In connection with the foregoing, iBIZ shall (a) refrain from any actions that would cause any of its representations and warranties to be inaccurate in any material respect as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions.

8.2 Access to Information. From the date of this Agreement to the Closing, iBIZ shall cause iBIZ to give to the Shareholders and their employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to iBIZ as the other party may reasonably request. The Shareholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

8.3 Confidentiality. iBIZ agrees that after receipt (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the Shareholders to it shall be considered confidential information until such time as such information otherwise becomes publicly available. Each party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party except as required by law or regulation (including the listing rules); provided that to the extent possible the Shareholders shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in Synosphere; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by iBIZ, (2) becomes known to the public through no fault iBIZ, (3) is disclosed to iBIZ on a non-confidential basis by a third party having a legal right to make such disclosure or (4) is independently developed by iBIZ.

8.4 Disclosure of Fundraising. iBIZ shall disclose to Synosphere any fund raising activities, which shall occur prior to the Closing. Further, iBIZ shall assure that all regulations, rules and laws governing such fundraising are complied with and that such funds will only be used in the furtherance of iBIZ's corporate purpose and business plan. Prior written approval of the Shareholders shall be required to use funds for any other purposes.

8.5  Registration Rights; Notice of Certain Events Affecting
Registration.

     (a) The Shareholders shall be granted registration rights in the form of the agreement included herein as Exhibit C to this Agreement at Closing with respect to the Common Stock of iBIZ.

     (b) iBIZ shall promptly notify the Shareholders upon the occurrence of any of the following events in respect of a registration statement or related prospectus covering the Common
     Stock: (a) receipt of any request for additional information by the Securities and Exchange Commission ("SEC") or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus;

     (b) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose; (c) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the common stock underlying the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     d) the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

     (e) iBIZ's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and iBIZ shall promptly make available to the Shareholders any such supplement or amendment to the related prospectus.

8.6 Employment Contracts. iBIZ will enter into employee agreements with Bryan A. Scott and Ramon Perales, two of the current directors/officers of Synosphere, to employ them by Synosphere. The term of these employee agreements shall be two (2) years following the Closing and transferable in the event of a sale of Synosphere to another entity or if Synosphere is spun-off. Mr. Scott shall receive an annually base salary of $112,000 per year, with healthcare benefits. Mr. Perales shall receive an annual base salary of $102,000 per year with healthcare benefits. In addition, Mr. Scott and Mr. Perales shall each receive a sign on bonus of Two Million and Five Hundred Thousand (2,500,000) shares of Common Stock. Furthermore, Mr. Scott and Mr. Perales, shall each receive an Earn Out bonus of Common Stock in Eight (8) payments, each payment made quarterly, in the amount of $62,500. A "golden parachute" clause shall be put in place such that if either of the employee agreements are terminated by iBIZ or any successor they are payable in full at the date of their termination. Finally, iBIZ shall appoint Mr. Scott to its Board of Directors. These employment agreements are contained in Exhibit E to this Agreement and shall be effective upon Closing.

If the Employee's base salary is not paid according to the Employer's normal payroll cycle, then the Employer shall issue shares of its common stock, valued at the moving average of the share price over the last 20 trading with a 25% discount, as an alternative payment to the base salary. Such shares of common stock shall be issued under a Stock Retainer Plan, registered under a Form S-8 filed and made effective by the Employer. Such shares shall be issued and paid at the end of each month during which the payment(s) was not made, until such time that sufficient funds are available to make such payments.

9.  Mutual Covenants.

9.1 Disclosure of Certain Matters. The Shareholders on the one hand, and iBIZ, on the other hand, shall give iBIZ and the Shareholders, respectively, prompt notice of any event or development that occurs prior to the Closing that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or
(c) gives any such party any reason to believe that any of the conditions set forth in this Agreement will not be satisfied prior to the Termination Date.

9.2 Public Announcements. The Shareholders and iBIZ shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions and, except as may be required by applicable law or regulation, a party hereto shall not issue any such press release or make any such public statement without the consent of the other party hereto.

9.3 Confidentiality. If the transactions are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party except as required by law or regulation (including the listing rules), and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

10. Conditions Precedent to Obligations of Synosphere. All obligations of Synosphere to consummate the Transactions are subject to the satisfaction prior thereto of each of the following conditions:

10.1 Representations and Warranties. The representations and warranties of iBIZ contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

10.2 Agreements, Conditions and Covenants. iBIZ shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Closing.

10.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale.

11. Conditions Precedent to Obligations of iBIZ. All obligations of iBIZ to consummate the transactions are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

11.1 Representations and Warranties. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing.

11.2 Agreements, Conditions and Covenants. The Shareholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

11.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and (a) has the effect of making the purchase and sale of the assets illegal or otherwise prohibiting the consummation of such purchase and sale or (b) has a reasonable likelihood of causing a material adverse effect.

12.  Post-Closing Obligations.

12.1 Audit. The Shareholders shall cause an audit of Synosphere to be completed within sixty (60) days of the Closing to comply with applicable provisions of Regulation S-X in connection with the acquisition of one company by another.

13. Termination

13.1 Grounds for Termination. This Agreement may be terminated at any time before the Closing:

     (a)  By mutual written consent of the Shareholders and iBIZ;

     (b) By the Shareholders or iBIZ if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

     (c) By the Shareholders or iBIZ if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such court order shall have become final and non-appealable;

     (d) By iBIZ, if the Shareholders shall have breached, or failed to comply with, any of its obligations under this Agreement or any representation or warranty made by the Shareholders shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, including failure to keep the iBIZ current in its filings and honor existing agreements; and

     (e) By the Shareholders, if iBIZ shall have breached, or failed to comply with any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to affect materially and adversely the benefits to be received by the Shareholders hereunder.

13.2 Effect of Termination. If this Agreement is terminated pursuant to Section 13.1, the agreements contained in Section 9.3 shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.

14. General Matters.

14.1 Entire Agreement; Amendment This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

14.2 Benefits; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than the Shareholders and iBIZ and their respective heirs, legal representatives, successors and permitted assigns.

14.3 Assignment; Waiver. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

14.4 Further Assurances. At and after the Closing, the Shareholders and iBIZ shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions.

14.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. Any reference to a party's being satisfied with any particular item or to a party's determination of a particular item presumes that such standard will not be achieved unless such party shall be satisfied or shall have made such determination in its sole or complete discretion.

14.6 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

14.8 Schedules. Any items listed or described on Schedules shall be listed or described under a caption that identifies the Sections of this Agreement to which the item relates.

14.9 Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

If to Synosphere:

Synosphere, LLC
2435 N. Central Expy Suite 1610
Richardson, Texas 75080
Attention: Bryan A. Scott
Facsimile: (646) 365-7488

With copies to:

Fish & Richardson P.C.
5000 Bank One Center
1717 Main Street
Dallas, Texas  75201
Attention: Steve Block, Esq.
Telephone: (214) 292-4050
Facsimile: (214) 747-2091

If to iBIZ:

2238 West Lone Cactus
Phoenix, Arizona 85027
Attention: Kenneth W. Schilling
Telephone: (623) 492-9200
Facsimile: (623) 492-9921

With copies to:

Brian F. Faulkner, A Professional Law Corporation
27127 Calle Arroyo, Suite 1923
San Juan Capistrano, California 92675
Attention:  Brian F. Faulkner, Esq.
Telephone: (949) 240-1361
Facsimile: (949) 240-1362

14.10 Arbitration. Any and all disputes relating to this Agreement or its breach shall be settled by arbitration, by a single arbitrator, in Phoenix, Arizona, in accordance with the then-current rules of JAMS/Endispute; the parties waive any right they may have under any statute or law to cause such proceeding to be transferred to any other venue. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorneys' fees and costs incurred, as determined by the arbitrator, together with reasonable attorneys' fees and costs incurred by the prevailing party in court enforcement of the arbitration award, must be paid to the prevailing party by the party designated by the arbitrator or court. Service of the Petition to Confirm Arbitration and written notice of the time and place of the hearing thereon shall be in the same manner provided in this Agreement.

Should one party either dismiss or abandon his claim or counterclaim before hearing thereon, the other party shall be deemed the "prevailing party" pursuant to this Agreement. Should both parties receive judgment or award of their respective claims, the party in whose favor the larger judgment or award is rendered shall be deemed the "prevailing party" pursuant to this Agreement.

14.11 Governing Law. The laws of the State of Arizona shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of Arizona without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, this Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

                                       iBIZ TECHNOLOGY CORP.


                                       By:  /s/  Kenneth W. Schilling
                                       Kenneth W. Schilling, President


                                       SHAREHOLDERS OF SYNOSPHERE


                                       By:  /s/  Bryan A. Scott
                                       Bryan A. Scott


                                  EXHIBIT C

                       REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement ("Agreement"), dated as of January 20, 2004, is by and between iBIZ Technology Corp., a Florida corporation ("Company"), and the undersigned interestholders of Synosphere LLC, a Texas limited liability company ("Shareholders").

     WHEREAS, upon the terms and subject to the conditions of the Acquisition Agreement between, among others, the Shareholders and the Company ("Acquisition Agreement"), the Company has agreed to issue to the Shareholders common shares of the Company ("Common Stock"), of the Company; and

     WHEREAS, to induce the Shareholders to execute and deliver the Acquisition Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Acquisition Agreement and Common Shares.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders hereby agree as follows:

1.  DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     a. "Closing" means the date that the Acquisition Agreement is closed.

     b.  "Shareholders" means the Shareholders.

     c. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

     d.  "Principal Market" means either The American Stock
Exchange, Inc., The New York Stock Exchange, Inc., the Nasdaq
National Market, The Nasdaq Small Cap Market or the National
Association of Securities Dealer's, Inc. Over the Counter Bulletin Board, whichever is the principal market on which the Common Stock is listed.

     e. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission ("SEC").

     f. "Registrable Securities" means the shares of Common Stock issued and any shares of capital stock issued or issuable with respect to the Common Stock as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in a Registration Statement that has been declared effective by the SEC or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act.

     g. "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

     All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Acquisition Agreement.

2.  REGISTRATION.

     a. Mandatory Registration. The Company shall prepare, and, as soon as practicable file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall prepare and file with the SEC, as soon as possible after the Closing and no later than thirty (30) days following the Closing, either a Registration Statement or an amendment to an existing Registration Statement, in either event registering for resale by the Shareholders a sufficient number of shares of Common Stock for the Shareholders to sell the Registrable Securities (or such lesser number as may be required by the SEC). In the event the Company cannot register sufficient shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

     b. The Company shall use its best efforts to have the Registration Statement filed with the SEC within thirty (30) calendar days after the Closing.

     c. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within ninety
(90) calendar days after the Closing.

     d. The Company agrees not to include any other securities, other than those for the Shareholders in this Registration Statement without Shareholders prior written consent. Furthermore, the Company agrees that it will not file any other Registration Statement for other securities (other than those for the equity credit line financing, existing option holders, strategic partners or in connection with a merger or acquisition), until ninety (90) days after the Registration Statement for the Registrable Securities is declared effective.

     e.  Counsel.  In connection with any offering pursuant to this
Section 2, the Shareholders shall have the right to select one legal counsel to administer its interests in the Offering; provided, however, that the expenses and fees of such legal counsel shall be paid by the Shareholders. The Company shall reasonably cooperate with any such counsel.

3.  RELATED OBLIGATIONS.

     At such time as the Company is obligated to prepare and file a Registration Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the Company shall have the following obligations:

     a. The Company shall use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective within ninety (90) days after the Closing and shall keep such Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the Shareholders may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto) or (ii) the date on which (A) the Shareholders shall have sold all the Registrable Securities and (B) the Shareholders has no right to sell Common Stock under the Acquisition Agreement respectively ("Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company shall respond to all SEC comments within seven (7) business days of receipt by the Company; provided that the seven (7) business day period provided herein shall be extended as may be required by delays caused by Shareholders' counsel pursuant to paragraph 3g below, and, provided further, that such seven (7) business day period shall be extended five (5) business days for responses to SEC staff accounting comments. The Company shall cause the Registration Statement relating to the Registrable Securities to become effective no later than three (3) business days after notice from the SEC that the Registration Statement may be declared effective.

     b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Shareholders thereof as set forth in such Registration Statement. In the event the number of shares of Common Stock available under a Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

Prior to conversion of all the Common Stock, if at anytime the conversion of all the Common Stock outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within thirty (30) days of such event for the sole purpose of authorizing
additional shares of Common Stock to facilitate the conversions.   In
such an event the Company shall recommend to all shareholders and management of the Company to vote their shares in favor of increasing the authorized number of shares of Common Stock. The Company represents and warrants that under no circumstances will it deny or prevent the Shareholders' right to convert the Common Stock as permitted under the terms of the Acquisition Agreement or this Registration Rights Agreement.

     c. The Company shall furnish to the Shareholders whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i) promptly after the same is prepared and filed with the SEC at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, the prospectus included in such Registration Statement (including each preliminary prospectus) and, with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Shareholders may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Shareholders may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

     d. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such states in the United States as any Shareholder reasonably requests,
(ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Shareholder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

     e. As promptly as practicable after becoming aware of such event, the Company shall notify each Shareholder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, ("Registration Default") and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default, (which, if such Registration Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Shareholder (or such other number of copies as such Shareholder may reasonably request). The Company shall also promptly notify each Shareholder in writing
(i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Shareholder by facsimile or e-mail on the same day of such effectiveness and by overnight mail),
(ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information,
(iii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, (iv) in the event the Registration Statement is no longer effective or, (v) the Registration Statement is stale for a period of more than five
(5) Trading Days as a result of the Company's failure to timely file its financials.

     f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Shareholder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

     g. The Company shall permit each Shareholder and a single firm of counsel, designated as selling shareholders' counsel by the Shareholders who hold a majority of the Registrable Securities being sold, to review and comment upon a Registration Statement and all amendments and supplements thereto at least three (3) business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for acceleration of the effectiveness of a Registration Statement or file with the SEC a Registration
Statement or any amendment or supplement thereto without the prior approval of such counsel, which approval shall not be unreasonably withheld.

     h. At the request of any Shareholder, the Company shall cause to be furnished to such Shareholder, on the date of the effectiveness of a Registration Statement, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in the form of Exhibit D attached to the Acquisition Agreement.

     i. The Company shall make available for inspection by (i) any Shareholder and (ii) one firm of attorneys and one firm of accountants or other agents retained by the Shareholders (collectively, "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, "Records"), as shall be reasonably deemed necessary by each Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to a Shareholder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (ii) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or
(iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Shareholder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

     j. The Company shall hold in confidence and not make any disclosure of information concerning a Shareholder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Shareholder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Shareholder and allow such Shareholder, at the Shareholder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     k. The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by any Registration Statement on the Principal Market. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use its best efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the two preceding sentences, it will use its best efforts to secure the inclusion for quotation on the Nasdaq Small Cap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

     l. The Company shall cooperate with the Shareholders to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Shareholders may reasonably request and registered in such names of the Persons who shall acquire such Registrable Securities from the Shareholders, as the Shareholders may request.

     m. The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

     n. If requested by the Shareholders holding a majority of the Registrable Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as such Shareholders reasonably determine should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by such Shareholders.

     o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

     p. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

     q.  Within one (1) business day after the Registration
Statement which includes Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities, with copies to the Shareholders, confirmation that such Registration Statement has been declared effective by the SEC.

     r. At such times as the Shareholders may reasonably request, the Company shall cause to be delivered, letters from the Company's independent certified public accountants (i) addressed to the Shareholders that such accountants are independent public accountants within the meaning of the 1933 Act and the applicable published rules and regulations thereunder, and (ii) in customary form and covering such financial and accounting matters as are customarily covered by letters of independent certified public accountants delivered to underwriters in connection with public offerings.

     s. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Shareholders of Registrable Securities pursuant to a Registration Statement.

4.  OBLIGATIONS OF THE SHAREHOLDERS.

     a. At least five (5) calendar days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Shareholder in writing of the information the Company requires from each such Shareholder if such Shareholder elects to have any of such Shareholder's Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Shareholder that such Shareholder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall reasonably be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each Shareholder covenants and agrees that, in connection with any sale of Registrable Securities by it pursuant to a Registration Statement, it shall comply with the "Plan of Distribution" section of the current prospectus relating to such Registration Statement.

     b. Each Shareholder, by such Shareholder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Shareholder has notified the Company in writing of such Shareholder's election to exclude all of such Shareholder's Registrable Securities from such Registration Statement.

     c. Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Shareholder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

5.  EXPENSES OF REGISTRATION.

     All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

6.  INDEMNIFICATION.

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Shareholder who holds such Registrable Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls, any Shareholder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Shareholders and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus were timely made available by the Company pursuant to Section 3(c); (ii) shall not be available to the extent such Claim is based on (a) a failure of the Shareholder to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person's use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the sale of the Registrable Securities by the Shareholders pursuant to the Registration Statement.

     b. In connection with any Registration Statement in which a Shareholder is participating, each such Shareholder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Shareholder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Shareholder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Shareholder, which consent shall not be unreasonably withheld; provided, further, however, that the Shareholder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Shareholder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the sale of the Registrable Securities by the Shareholders pursuant to the Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented. This indemnification provision shall apply separately to each Shareholders and liability hereunder shall be several and not joint.

     c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by Shareholders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Shareholders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim. Following indemnification as provided for hereunder, the indemnifying party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

    d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

     e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  CONTRIBUTION.

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.  REPORTS UNDER THE 1934 ACT.

     With a view to making available to the Shareholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Shareholders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

     a. make and keep public information available, as those terms are understood and defined in Rule 144;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Acquisition Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     c. furnish to the Shareholders, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Shareholders to sell such securities pursuant to Rule 144 without registration.

9.  ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall not be assignable.

10.  AMENDMENT OF REGISTRATION RIGHTS.

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Shareholders who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Shareholder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Shareholders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11.  MISCELLANEOUS.

     a.  The Shareholders hereby irrevocably constitute and appoint
Bryan A. Scott, with full power of substitution and re-substitution, as its and their true and lawful agent, attorney-in-fact and representative (such person and his appointed and designated successor or successors being herein referred to as the "Shareholder Representative"), with full power to act for and on behalf of the Shareholders, and each of them, for all purposes under this Agreement and in connection with the transactions contemplated hereby including, without limitation, for purposes of: (i) determining the amount of damages suffered or incurred by the Shareholders, (ii) receiving notices from iBIZ given under this Agreement, of which the Shareholder Representative will give a copy to the Investors and the Shareholders, (iv) approving and agreeing with iBIZ as to additions, deletions, changes, modifications and amendments to this Agreement and the Annexes hereto, except with respect to any addition, deletion, change, modification or amendment to a material financial term or condition of any of such documents that would materially, financially and adversely affect the Shareholders, and (v) settling finally and completely any disputes or controversies among the parties hereto (other than solely among the Shareholders) with respect to the interpretation or effect of or damages or relief under this Agreement and any and all transactions contemplated hereby. The Shareholder Representative shall be entitled to reimbursement by the Shareholders from the consideration actually payable to the Shareholders or otherwise for all reasonable costs and expenses incurred by him in fulfilling his duties hereunder, and the Investors and the Shareholders agree among themselves that such costs and expenses shall be borne pro rata among them according to the number of shares of iBIZ Common Stock owned immediately prior to the Closing. The Shareholders agree that the Shareholder Representative may make reasonable requests for advances to cover such costs and expenses, and the Shareholders shall promptly make such advances. In no event shall iBIZ be liable for any costs or expenses of any nature incurred by the Shareholder Representative in its capacity as such.
THE SHAREHOLDERS JOINTLY AND SEVERALLY, AGREE THAT THE SELLER REPRESENTATIVE SHALL HAVE NO LIABILITY TO THE SELLERS FOR ACTION
TAKEN OR OMITTED IN GOOD FAITH IN EXERCISING THE AUTHORITY GRANTED
UNDER THIS SECTION. iBIZ shall not have any obligation or liability to indemnify or defend the Shareholder Representative in respect of any claim or liability asserted against the Shareholder
Representative by any Seller or its successors or assigns. All determinations, decisions, actions and the like made by the Shareholder Representative shall be final, conclusive and binding upon all the Shareholders and all persons claiming under or through them.

    b. A Person is deemed to be a Shareholder of Registrable Securities whenever such Person owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or
(iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

2238 West Lone Cactus
Phoenix, Arizona 85027
Attention: Kenneth W. Schilling
Telephone: (623) 492-9200
Facsimile: (623) 492-9921

With a copies to:

Brian F. Faulkner, A Professional Law Corporation
27127 Calle Arroyo, Suite 1923
San Juan Capistrano, California 92675
Attention:  Brian F. Faulkner, Esq.
Telephone: (949) 240-1361
Facsimile: (949) 240-1362

If to the Shareholders:

At the address listed in Exhibit B to the Acquisition Agreement.

With copies to:

Fish & Richardson P.C.
5000 Bank One Center
1717 Main Street
Dallas, Texas  75201
Attention: Steve Block, Esq.
Telephone: (214) 292-4050
Facsimile: (214) 747-2091

     Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

     d. The laws of the State of Arizona shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of Arizona without regard to the principles of conflict of laws.

     e. Any dispute concerning the interpretation or execution of this agreement, which cannot be settled amicably between the parties, shall be referred, at the request of one of the parties, to an arbitrator designated by mutual agreement between the said parties. If the parties are unable to designate an arbitrator within thirty days of receipt of the notification of a request for arbitration, the arbitrator shall be appointed, at the request of one of the parties, by the States. The place of arbitration shall be Phoenix, Arizona. The arbitrator's decision shall be final and binding and no appeal to a court or any other jurisdiction shall be allowed.

     f. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

     g. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties.
Nothing in this Agreement shall confer any rights upon any person other than the Shareholders and iBIZ and their respective heirs, legal representatives, successors and permitted assigns.

     h. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     i. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     j. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     k. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     l. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     m. All consents and other determinations to be made by the Shareholders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by Shareholders holding a majority of the Registrable Securities.

     n. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

                                       iBIZ TECHNOLOGY CORP.


                                       By:  /s/  Kenneth W. Schilling
                                       Kenneth W. Schilling, President


                                       SHAREHOLDERS  OF SYNOSPHERE


                                       By:  /s/  Bryan A. Scott
                                       Bryan A. Scott, Shareholder
                                       Representative


                                   EXHIBIT D

                              OPINION OF COUNSEL

                              Brian F. Faulkner
                        A Professional Law Corporation
                        27127 Calle Arroyo, Suite 1923
                      San Juan Capistrano, California 92675
                Telephone: 949.240.1361  ? Facsimile: 949.240.1362
                            E-mail: briffaulk@aol.com


January 20, 2004


Re:  iBIZ Technology Corp.

Ladies and Gentlemen:

     I have acted as counsel to iBIZ Technology Corp., a corporation incorporated under the laws of the State of Florida ("Company"), in connection with the proposed issuance and sale of common stock ("Securities") pursuant to the related Acquisition Agreement (including all Exhibits and Appendices thereto) (collectively, "Agreements").

     In connection with rendering the opinions set forth herein, I have examined drafts of the Agreement, the Company's Certificate of Incorporation, and its Bylaws, as amended to date, the proceedings of the Company's Board of Directors taken in connection with entering into the Agreements, and such other documents, agreements and records as I deemed necessary to render the opinions set forth below.

     In conducting our examination, I have assumed the following:
(i) that each of the Agreements has been executed by each of the parties thereto in the same form as the forms which I have examined,
(ii) the genuineness of all signatures, the legal capacity of natural persons, the authenticity and accuracy of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies, (iii) that each of the Agreements has been duly and validly authorized, executed and delivered by the party or parties thereto other than the Company, and (iv) that each of the Agreements constitutes the valid and binding agreement of the party or parties thereto other than the Company, enforceable against such party or parties in accordance with the Agreements' terms.

     Based upon the subject to the foregoing, I am of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where the Company owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conduct its business.

     2. The authorized capital stock of the Company consists of Five Billion (5,000,000,000) shares of common stock, $0.001 par value per share, ("Common Stock").

    3. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended and the Company has timely filed all the material required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

     4. When duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of the Agreements, the Securities as described in the Agreements represented thereby will be duly authorized and validly issued, fully paid and nonassessable.

     5 The Company has the requisite corporate power and authority to enter into the Acquisition Agreement and to sell and deliver the Securities and the Common Stock to be issued upon the conversion of the Securities as described in the Agreements; each of the Agreements has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreements by the Company or the consummation of the transactions contemplated thereby; each of the Agreements has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, and except as to compliance with federal, state, and foreign securities laws, as to which no opinion is expressed.

     6. To the best of my knowledge, after due inquiry, the execution, delivery and performance of the Subscription Agreement and Securities by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is party or by which it or any of its property is bound,
(iii) any applicable statute or regulation or as other, (iv) or any judgment, decree or order of any court or governmental body having jurisdiction over the Company or any of its property.

     7. The issuance of Common Stock upon conversion of the Securities in accordance with the terms and conditions of the Securities and the Subscription Agreement, will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

     8. To the best of my knowledge, after due inquiry, there is no pending or threatened litigation, investigation or other proceedings against the Company.

     9. The Company complies with the eligibility requirements for the use of Form SB-2, under the Securities Act of 1933, as amended.

     This opinion is rendered only with regard to the matters set out in the numbered paragraphs above. No other opinions are intended nor should they be inferred. This opinion is based solely upon the laws of the United States and the State of Florida and does not include an interpretation or statement concerning the laws of any other state or jurisdiction. Insofar as the enforceability of the Acquisition Agreement and Securities may be governed by the laws of other states, I have assumed that such laws are identical in all respects to the laws of the State of Florida.

     The opinions expressed herein are given to you solely for your use in connection with the transaction contemplated by the Acquisition Agreement and Securities and may not be relied upon by any other person or entity or for any other purpose without our prior consent.

                                       Very truly yours,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner


                                    EXHIBIT E

                             EMPLOYMENT AGREEMENTS


                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 20th day of January, 2004, between iBIZ Technology Corp., a Florida corporation ("Corporation" or "Company" or "Employer"), and Bryan A. Scott ("Employee").

     In consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

                                EMPLOYMENT

     1.0  EMPLOYMENT.  Employer employs Employee as President and
Chief Executive Officer of Synosphere, and Employee accepts employment, upon the terms and conditions set forth herein.

     2.0 TERM. This Agreement shall commence effective as of January 21, 2004, and shall continue in effect for a period of two
(2) years ("Employment Period"); unless terminated earlier, by Company or Employee, upon prior written notice. Further, if a change of control (as defined herein) of the Company shall have occurred during the Employment Period, this Agreement shall continue in effect until January 21, 2005.

     3.0 CHANGE OF CONTROL. The term "Change of Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("1934 Act) as in effect on the date of this Agreement or, if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission ("SEC") pursuant to the 1934 Act which serve similar purposes; provided that, without limitation, such change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes a beneficial owner, directly or indirectly, of securities of the company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

     4.0 COMPENSATION. For all services to be rendered by the Employee pursuant to his duties set forth in this Agreement, the Employee shall be paid as compensation;

          4.1. Base Salary and Considerations. A fixed salary in the amount of One Hundred and Twelve Thousand Dollars ($112,000) per year, payable in equal installments according to the Company's regular payroll schedule. This salary shall be reviewed from time to time during the term of this Agreement by the Corporation's Board of Directors or Compensation and Benefits Committee of the Board.

     If the Employee's base salary is not paid according to the Employer's normal payroll cycle, then the Employer shall issue shares of its common stock, valued at the moving average of the closing share price over the last 20 trading days with a 25% discount, as an alternative payment to the base salary. Such shares of common stock shall be issued under a Stock Retainer Plan, registered under a Form S-8 filed and made effective by the Employer. Such shares shall be issued and paid at the end of each month during which the payment(s) was not made, until such time that sufficient funds are available to make such payments.

     In addition, during the duration of the Employee's Term, the Employer shall issue an Earn Out bonus of common stock in Eight (8) payments, each payment made quarterly, in the amount of $62,500, the ("Earn Out"). Common stock shall be issued based on the moving average of the closing share price over the last 20 trading days and registered under Form S-8 and made effective by the Employer within 90 days of the payment date. In the event the Employer terminates the Employee for Cause as detailed in section 10.0 Termination, the Employee is not entitled to receive the Earn Out bonus portion that has not been paid as of the termination date.

     Furthermore, the Employer shall issue a Sign On bonus to the Employee in the amount of Two Million and Five Hundred Thousand
(2,500,000) shares.  The Sign On bonus shall be registered under Form
S-8 and made effective by the Employer within 90 days of January 20, 2004.

     Lastly, during the Term, the Employer shall evaluate the Employee's performance semi-annually and may further award a Bonus based on performance. A performance review shall be conducted by the Employer during the month of June and December.

          4.2 Employee Benefit Plans. The Employee, his dependents and beneficiaries, shall be entitled to participate in any pension, profit sharing, medical reimbursement, insurance or other employee payment or benefit plan of the Employer as may be in effect from time to time, subject to the participation standards and other terms thereof, to the same extent as other officers under the benefit practices of the Company.

          4.3 Cumulative Compensation. The compensation provided for in paragraphs 4.1, and 4.2 above, together with the perquisites set forth in section 6.0 below, are in addition to the benefits provided for upon termination pursuant to Section 10.0 below.

          4.4 Indemnification. The Corporation hereby agrees to indemnify, and keep indemnified in accordance with, and to the fullest extent authorized by, the Laws of the State of Florida as it may be in effect from time to time, the Employee, from and against any expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding, whether or not such action is by or in the right of the Corporation or such other enterprise with respect to which the Employee serves or has served as a director, officer or employee, by reason of the fact that the Employee is or was a director, officer or employee, of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification rights granted to the Employee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Employee may be entitled under the law of its state of incorporation, the Corporation's Certification of Incorporation of By-Laws, any other agreement, vote of stockholders or directors or otherwise.

     5.0 EXPENSES. During the term hereof, the Corporation will reimburse the Employee for any reasonable out-of-pocket expenses incurred by the Employee in performance of service for the Corporation under this Agreement (e.g., transportation, lodging and food expenses incurred while traveling on Corporation business) and any other expenses incurred by the Employee in furtherance of the Corporation's business; provided, however, that the Employee renders to the Corporation a complete and accurate accounting of all such expenses.

     6.0 PERQUISITES. During the period of employment, Employee shall be entitled to perquisites, including, without limitation, an appropriate office, and fringe benefits accorded executives of equal rank.

     7.0 VACATIONS. The Employee shall be entitled to a vacation with full compensation equal to three (3) weeks each year; provided, however, that the Employee's vacation will be scheduled at such time as will least interfere with the business of the Employer.
Attendance at a business seminar is not to be deemed a vacation; provided, whoever, that attendance at such meetings or seminars shall be planned so as to least interfere with the business of the Employer.

     8.0 EMPLOYMENT. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, for the Employment Period as specified in
Section 2.0, to exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by the Employee immediately prior to the effective date of this Agreement, which services shall be performed at the location where the Employee was employed immediately prior to the Effective Date of this Agreement or at such other location as the Company may reasonably require; provided that the Employee shall not be required to accept a location which is unreasonable in the light of the Employee's personal circumstances. The Employee agrees that during the Employment Period he shall devote his business time to his executive duties as described herein and perform such duties faithfully and efficiently.

     9.0 PERFORMANCE. It is contemplated that during the period of employment the Employee shall serve as an executive of the Company with the office and title of President and Chief Executive Officer reporting directly to the Board of Directors during the period of employment, the Employee shall hold a position of responsibility and importance and a position of scope, with the functions, duties and responsibilities attached thereto, at least equal to in responsibility and importance and in scope to and commensurate with his position described in general terms in this Section 9.0.

     10.0  TERMINATION.

          10.1 During the period of employment, Employee may terminate this Agreement without cause or for cause. For the purposes of this Section 10.1, the term "cause" shall include the occurrence of any of the following:

            10.1.1 The breach or violation by the Company of any of the terms of this Agreement or of the Acquisition Agreement;

            10.1.2. Any significant change in position, duties and responsibilities of the Employee to which the Employee does not consent;

            10.1.3. In the event of a change in control as defined in Section 2.0 hereof, any change in the circumstances of employment which the Employee determines, in good faith, results in his being unable to carry out the duties and responsibilities attached to the position and contemplated by the definition of that position set forth in this Agreement.

          10.2. In the event of an occurrence described in subsection 10.1.1, 10.1.2, or 10.1.3 above, the Employee shall serve written notice of such event upon the Company, setting forth in detail the circumstances that the Employee has determined constitutes "cause" within any of those definitions. In the event the Company should remedy or otherwise cure the facts constituting the cause relied upon by the Employee within thirty (30) days after such written notice, such fact or circumstance shall not be deemed to constitute "cause" for which employment can be terminated within the meaning of Section 10.1 above.

          10.3. During the period of employment, the Corporation may terminate this Agreement for cause and upon thirty (30) days written notice and opportunity to cure being given to Employee. For the purpose of this Section 10.3, the term "cause" shall include the occurrence of any of the following:

            10.3.1. Employee breaches or violates any of the terms of this Agreement;

            10.3.2. Employee is convicted of any felony or is shown to have engaged in any act of dishonesty or fraud upon the Corporation, any of its affiliated companies, or any of its customers or clients;

            10.3.3. Employee has been grossly negligent in the performance of his employment duties or responsibilities.

          10.4. During the period of employment, the Corporation may not terminate this Agreement without cause.

          10.5. This Agreement shall also terminate upon the insolvency, dissolution, or liquidation of the Corporation or cessation of business by the Corporation for at least thirty (30) consecutive days.

     11.0 TERMINATION PAYMENTS. In the event of a Termination and subject to the provisions of Sections 10.1.1., 10.1.2., 10.1.3. 10.4, or 10.5 of this Agreement, the Company shall pay to the Employee and provide him with the following:

          11.1. The Company shall pay the Employee thirty (30) days following Termination, one lump sum payment of the Employee's base salary rate for the remaining period of the Term. Any shares not yet vested or shares not registered with the SEC shall vest and/or be registered as soon as is practicable.

          11.2. During the remainder of the Employment or payment Period, the Employee shall continue to be treated as an employee under the provisions of any incentive compensation described in
Section 4.2. In addition, the Employee shall continue to be entitled to all benefits and service credit for benefits under medical, insurance, split-dollar life insurance and other employee benefit plans, programs and arrangements of the Company described or referred to in Section 4.3 as if he were still employed during such period under this Agreement.

          11.3. If, despite the provisions of paragraph 11.2 above, benefits or the right to accrue further benefits under any stock option or other incentive compensation arrangement described in
Section 4.2 shall not be provided under any such arrangement to the Employee or his dependents, beneficiaries or estate because he is no longer an employee of the Company, the Company shall, to the extent necessary, pay or provide for payment of such benefits to the Employee or his dependents, beneficiaries or estate.

     12.0  DISABILITY.

          12.1. If the Employee is unable to perform the Employee's services by reason of illness or incapacity, the Employee's regular compensation shall be continued for a period of twelve (12) weeks following the week in which such illness or incapacity commences, at the end of which time no further compensation shall be due and payable to the Employee until the Employee shall return and resume the Employee's duties. In the event the Employee is eligible to receive payments on account of the fringe benefit program covering disability provided by the Corporation, then the Employee's base salary, as defined as above, will be reduced to the extent of such entitlement and receipt.

          12.2. If, because of illness, physical or mental disability or other incapacity, Employee shall fail, for a period of one hundred twenty (120) work days during the term hereof, to render the services provided for by this Agreement, or if Employee contracts an illness or injury which will permanently prevent performance by him of the services and duties provided for by this Agreement by notice to the Employee effective thirty (30) days after the giving of such notice, after which no additional compensation shall be due.

     13.0 DEATH. In the event of the death of Employee during the term of this Agreement, his employment hereunder shall terminate on the date of his death. In the accounting between the Employer and the Employee's personal representative, Employee's estate shall be due compensation under this Agreement equal to one year of Employee's salary. In addition, one hundred percent (100%) of the total amount of shares to be granted to the Employee and or the total amount of shares to be registered with the SEC to the Employee, shall vest and or be registered as soon as is practicable.

          13.1 In the event of death, the Employee sets forth that the Employee's personal representative is the listed below and shall be due compensation in accordance with the provisions set forth in 13.0.

     Employee's Personal Representative: Bonnie and Garland Scott
     Relationship: Parents
     Address: [omitted]
     Phone: [omitted]

     14.0  COMPETITION.

          14.1. Employee covenants to and with the Employer, its successors and assigns, that during the term of this Agreement and for a period of twelve (12) months from the date of the termination of this Agreement for any reason, he will not directly or indirectly, enter into any agreement or arrangement with any other person, firm, corporation or entity to conduct any research or development, nor shall Employee directly or indirectly conduct such research or development on his own behalf, related to the discovery of processes, inventions, improvement, development or commercialization of any new device, apparatus or product competitive with a product developed, produced or reduced to practice solely by the Corporation, unless Employee shall have first obtained the Corporation's expressed written consent thereto.

          14.2. In the event of a breach or threatened breach by Employee of any provisions of this Section 14.0 the Corporation shall be entitled to an injunction restraining it from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages. The covenants contained in this Section
15.0 shall be construed as independent of any other provisions in this Agreement; and the existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of said covenants.

          14.3. The covenants contained in this Section 14.0 shall terminate and, upon termination, shall be unenforceable and of no further legal force and effect, in the event the Corporation, or any successor to the Corporation, becomes insolvent, is liquidated or ceases for any reason to conduct business operations for a continuous period of at least thirty (30) days.

          14.4. The Corporation shall have the right to assign the aforesaid covenants; and Employee agrees to remain bound by the terms of the covenants to any and all subsequent purchaser and assignees of the assets and business of the Corporation.

     15.0  NON-INTERFERENCE WITH EMPLOYEES.

          15.1. Employee covenants with the Corporation that employees of or consultants to the Corporation and employees of and consultants to firms, corporations or entities affiliated with the Corporation have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Corporation's business operations which is confidential information and proprietary to the Corporation.

          15.2. In order to protect the Corporation's confidential information and to promote and insure the continuity of the Corporation's contractual relations with its employees and consultants, Employee covenants and agrees that for so long as Employee holds any position or affiliation with the Corporation, including service to the Corporation as an officer, director, employee, consultant, agent or contractor, and for a period of twelve
(12) months from the date Employee ceases to hold any such position or status with the Corporation or otherwise becomes disaffiliated with the Corporation, he will not directly or indirectly, or permit or encourage other to directly or indirectly (i) interfere in any manner whatsoever with the Corporation's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Corporation to cease performing services for or on behalf of the Corporation, or (iii) solicit, offer to retain, or retain, or in any other manner engage or employ the services of, any person or entity who or which is retained or engaged by the Corporation, or any firm, corporation or entity affiliated with the Corporation, as an employee, consultant or agent.

          15.3. In the Event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 15.0 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 15.0 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     16.0  CLIENTS AND CUSTOMERS.

          16.1. Employee covenants with the Corporation that the clients and customers of the Corporation, both actual and contemplated, constitute actual and prospective business relationships, which are proprietary to the Corporation and comprise, in part, the Corporation's confidential information and trade secrets.

          16.2. In order to protect the Corporation's proprietary rights and to promote and ensure the continuity of the Corporation's contractual relations with its customers and clients, Employee covenants and agrees that, notwithstanding the provisions of Section
16.1 hereof, and for so long as Employee holds any position or affiliation with the Corporation, including service to the Corporation as an officer, director, employee, consultant, agent or contractor, and for a period of twelve (12) months from the date Employee ceases to hold any such position or status with the Corporation or otherwise becomes disaffiliated with the Corporation, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Corporation's contractual relations with any clients or customers, or (ii) induce or attempt to induce any client or customer of the Corporation to cease doing business with the Corporation.

          16.3. In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 16.0 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 16.0 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     17.0  COVENANT TO RETAIN CONFIDENCES.

          17.1. Employee understands that all information learned, known, made, devised or developed concerning any of the Company's products and activities, including, without limitation, any inventions, discoveries, improvements, processes, formulas, computer programs (including their structure, sequence, organization, coherence, look and feel), apparatus, equipment, customer and client lists, marketing plans, mailing lists, art, graphics, display, research, and the like used by the Corporation in connection with its business constitutes the confidential information, proprietary information and trade secrets of the Corporation. Employee covenants and agrees that he will not (except as required in the course of his position with the Corporation), during the term hereof or thereafter for a period of twelve (12) months, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Corporation, any confidential information or trade secrets possessed, owned, or used by the Corporation or its affiliates that may be communicated to, acquired by, or learned of by the Employee in the course of or as a result of his services with the Corporation. For the purposes of this Section 17.1, confidential information of the Corporation shall not include
(i) any information developed by the Employee independently of services performed by the Employee for the Corporation pursuant to this Agreement; (ii) any information rightfully obtained by the Employee from a third party without restriction; (iii) any information publicly available other than through the fault or negligence of the Employee; (iv) any information disclosed by the corporation to third parties without restriction; or (v) information already known by the Employee prior to its disclosure by the Corporation.

          17.2. Employee will not use in the course of Employee's employment with the Corporation, or disclose or otherwise make available to the Corporation, any information, documents or other items which Employee may have received from any other person or entity (including any prior employer), and which Employee is prohibited from so using, disclosing or making available.

          17.3. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, prototypes, testing data, equipment, electronically stored information on disk, tape or any other medium or existing in computer memory transmitted by any means, including, but not limited to, telephone or electronic data transmission and the like, relating to the business of the Corporation or its affiliates, which Employee shall use or prepare or come into contact with, shall remain the sole property of the Corporation.

     18.0  WORK PRODUCT.

          18.1. All trade secrets, know-how, confidential information, copyrightable material, inventions, discoveries, and improvements, including computer programs (their structure, sequence, organization, coherence, look and feel), whether patentable or unpatentable, copyrightable or uncopyrightable, made, devised, discovered or reduced to practice by the Employee, whether by himself or jointly with others, from the time of becoming an employee of the Corporation until the termination of that status, shall be deemed work for hire and shall be promptly disclosed in writing to the Corporation and are to redound to the benefit of the Corporation and become and remain its sole and exclusive property. Should the Corporation choose to not purse registered protection for any disclosure provided by the employee within sixty (60) calendar days from the date of the disclosure, the decision to not pursue protection (on the sixty-first (61st) day) shall be deemed a decision that the information in the disclosure is unrelated to the business of the Corporation, and is a quitclaim to any rights related thereto.

          18.2. By executing this Agreement, Employee hereby transfers and assigns to the Corporation, or person, firms or corporations designated by the Corporation, any or all of Employee's rights, title and interest in and to any and all developments, inventions, computer programs, discoveries, improvements, processes, devices, copyrights, patents and patent applications therefore, and to execute at any and all times any and all instruments and do any and all acts necessary or which the Corporation may deem desirable in connection with conveying, transferring and assigning Employee's entire right, title and interest in and to any inventions, discoveries, improvements, computer programs, processes devices, copyrights, patent applications therefore or patents thereon in any way related to the technology or trade secrets developed, discovered or reduced to practice by Employee during the term of this Agreement, it being the express understanding and agreement of the parties that any and all future developments, inventions, and discoveries of Employee during the term hereof shall be the property of the Corporation, or its assigns.

     19.0  PATENTS AND COPYRIGHTS.

          19.1. Employer shall cause to be filed United States and foreign patent and/or copyright applications on each invention deemed to be patentable or copyrightable and embodied in any technology developed and reduced to practice during the term hereof which inure to the Corporation by virtue of the provisions of Section 18.0 hereof.

          19.2. The Corporation shall forfeit patent rights or copyrights to any patentable or copyrightable technology developed by Employee during the term hereof in any jurisdiction in which it fails to file patent or copyright applications six (6) months following a request by the Employee. Employer shall provide to Employee a copy of each application filed, and within six (6) months thereafter Employee shall designated what, if any, foreign countries he desires applications to be filed. Patent or copyright prosecution and maintenance shall be done by an attorney to be selected by the Corporation and approved by Employee, which approval shall not be unreasonably withheld. All reasonable expense of filing, prosecution and maintenance of domestic and foreign patents or copyrights and patent or copyright applications shall be borne by Employer.

          19.3. Employer and Employee agree to forebear from, and not permit others to make or permit any public disclosure of any of the patentable matter prior to the application for a United States patent. All foreign patent applications shall be made no later than one (1) year following the date of the U.S. patent application.

          19.4. All patents shall be applied for in the name of Employee, as inventor, and shall be assigned to the Corporation or assignee. All copyrights shall be registered in the name of the Corporation. The Employee shall, upon demand, execute and deliver to the Corporation or its assigns such documents or assignments as may be deemed necessary or advisable by counsel for the Corporation or its assigns for filing in the appropriate patent offices to evidence the assignment of the patent rights hereby granted.

     20.0 REPRESENTATIONS OF EMPLOYEE. The Employee represents that, to the best of his knowledge and belief, neither his affiliation with the Corporation, nor his holding any position as officer, director, Employee, or consultant with the Corporation, nor his ownership of common stock in the Corporation, nor his performing any other services for the Corporation violates any presently existing, valid and enforceable contract, agreement, commitment or other legal relationship between Employee and any other person or entity.

     21.0 ATTORNEYS' FEES. In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

     22.0 NOTICES. All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective forty-eight (48) hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

     23.0 PARTIAL INVALIDITY. If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

     24.0 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns; provided, however, that Employee may not assign his employment hereunder, and any assignment by Employee in violation of this Agreement shall vest no rights in the purported assignee.

     25.0 WAIVER. No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Employer or the Employee shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

     26.0 GOVERNING LAW. This Agreement and the rights and duties of the parties shall be construed and enforced in accordance with the laws of the State of Florida.

     27.0 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter thereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                       EMPLOYER:

                                       iBIZ Technology Corp.


                                       By:  /s/  Kenneth W. Schilling
                                       Kenneth W. Schilling, President


                                       EMPLOYEE:

                                       Bryan A. Scott


                                       /s/  Bryan A. Scott


                       EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 20th day of January, 2004, between iBIZ Technology Corp., a Florida corporation ("Corporation" or "Company" or "Employer"), and Ramon Perales ("Employee").

     In consideration of the mutual covenants, agreements and provisions contained in this Agreement, the parties agree as follows:

                                 EMPLOYMENT

     1.0 EMPLOYMENT. Employer employs Employee as Chief Marketing Officer of Synosphere, and Employee accepts employment, upon the terms and conditions set forth herein.

     2.0 TERM. This Agreement shall commence effective as of January 21, 2004, and shall continue in effect for a period of two
(2) years ("Employment Period"); unless terminated earlier, by Company or Employee, upon prior written notice. Further, if a change of control (as defined herein) of the Company shall have occurred during the Employment Period, this Agreement shall continue in effect until January 21, 2005.

     3.0 CHANGE OF CONTROL. The term "Change of Control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("1934 Act) as in effect on the date of this Agreement or, if Item 5(f) is no longer in effect, any regulations issued by the Securities and Exchange Commission ("SEC") pursuant to the 1934 Act which serve similar purposes; provided that, without limitation, such change in control shall be deemed to have occurred if and when (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes a beneficial owner, directly or indirectly, of securities of the company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) individuals who were members of the Board of Directors of the Company immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election.

     4.0 COMPENSATION. For all services to be rendered by the Employee pursuant to his duties set forth in this Agreement, the Employee shall be paid as compensation;

          4.1. Base Salary and Considerations. A fixed salary in the amount of One Hundred and Twelve Thousand Dollars ($102,000) per year, payable in equal installments according to the Company's regular payroll schedule. This salary shall be reviewed from time to time during the term of this Agreement by the Corporation's Board of Directors or Compensation and Benefits Committee of the Board.

     If the Employee's base salary is not paid according to the Employer's normal payroll cycle, then the Employer shall issue shares of its common stock, valued at the moving average of the closing share price over the last 20 trading days with a 25% discount, as an alternative payment to the base salary. Such shares of common stock shall be issued under a Stock Retainer Plan, registered under a Form S-8 filed and made effective by the Employer. Such shares shall be issued and paid at the end of each month during which the payment(s) was not made, until such time that sufficient funds are available to make such payments.

     In addition, during the duration of the Employee's Term, the Employer shall issue an Earn Out bonus of common stock in Eight (8) payments, each payment made quarterly, in the amount of $62,500, the ("Earn Out"). Common stock shall be issued based on the moving average of the closing share price over the last 20 trading days and registered under Form S-8 and made effective by the Employer within 90 days of the payment date. In the event the Employer terminates the Employee for Cause as detailed in section 10.0 Termination, the Employee is not entitled to receive the Earn Out bonus portion that has not been paid as of the termination date.

     Furthermore, the Employer shall issue a Sign On bonus to the Employee in the amount of Two Million and Five Hundred Thousand
(2,500,000) shares.  The Sign On bonus shall be registered under Form
S-8 and made effective by the Employer within 90 days of January 20, 2004.

     Lastly, during the Term, the Employer shall evaluate the Employee's performance semi-annually and may further award a Bonus based on performance. A performance review shall be conducted by the Employer during the month of June and December.

          4.2 Employee Benefit Plans. The Employee, his dependents and beneficiaries, shall be entitled to participate in any pension, profit sharing, medical reimbursement, insurance or other employee payment or benefit plan of the Employer as may be in effect from time to time, subject to the participation standards and other terms thereof, to the same extent as other officers under the benefit practices of the Company.

          4.3 Cumulative Compensation. The compensation provided for in paragraphs 4.1, and 4.2 above, together with the perquisites set forth in section 6.0 below, are in addition to the benefits provided for upon termination pursuant to Section 10.0 below.

          4.4 Indemnification. The Corporation hereby agrees to indemnify, and keep indemnified in accordance with, and to the fullest extent authorized by, the Laws of the State of Florida as it may be in effect from time to time, the Employee, from and against any expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Employee in connection with any threatened, pending or completed action, suit or proceeding, whether or not such action is by or in the right of the Corporation or such other enterprise with respect to which the Employee serves or has served as a director, officer or employee, by reason of the fact that the Employee is or was a director, officer or employee, of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification rights granted to the Employee under this Agreement shall not be deemed exclusive of, or in limitation of, any rights to which Employee may be entitled under the law of its state of incorporation, the Corporation's Certification of Incorporation of By-Laws, any other agreement, vote of stockholders or directors or otherwise.

     5.0 EXPENSES. During the term hereof, the Corporation will reimburse the Employee for any reasonable out-of-pocket expenses incurred by the Employee in performance of service for the Corporation under this Agreement (e.g., transportation, lodging and food expenses incurred while traveling on Corporation business) and any other expenses incurred by the Employee in furtherance of the Corporation's business; provided, however, that the Employee renders to the Corporation a complete and accurate accounting of all such expenses.

     6.0 PERQUISITES. During the period of employment, Employee shall be entitled to perquisites, including, without limitation, an appropriate office, and fringe benefits accorded executives of equal rank.

     7.0 VACATIONS. The Employee shall be entitled to a vacation with full compensation equal to three (3) weeks each year; provided, however, that the Employee's vacation will be scheduled at such time as will least interfere with the business of the Employer.
Attendance at a business seminar is not to be deemed a vacation; provided, whoever, that attendance at such meetings or seminars shall be planned so as to least interfere with the business of the Employer.

     8.0 EMPLOYMENT. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, for the Employment Period as specified in
Section 2.0, to exercise such authority and perform such duties as are commensurate with the authority being exercised and duties being performed by the Employee immediately prior to the effective date of this Agreement, which services shall be performed at the location where the Employee was employed immediately prior to the Effective Date of this Agreement or at such other location as the Company may reasonably require; provided that the Employee shall not be required to accept a location which is unreasonable in the light of the Employee's personal circumstances. The Employee agrees that during the Employment Period he shall devote his business time to his executive duties as described herein and perform such duties faithfully and efficiently.

     9.0 PERFORMANCE. It is contemplated that during the period of employment the Employee shall serve as an executive of the Company with the office and title of President and Chief Executive Officer reporting directly to the Board of Directors during the period of employment, the Employee shall hold a position of responsibility and importance and a position of scope, with the functions, duties and responsibilities attached thereto, at least equal to in responsibility and importance and in scope to and commensurate with his position described in general terms in this Section 9.0.

     10.0  TERMINATION.

          10.1 During the period of employment, Employee may terminate this Agreement without cause or for cause. For the purposes of this Section 10.1, the term "cause" shall include the occurrence of any of the following:

            10.1.1 The breach or violation by the Company of any of the terms of this Agreement or of the Acquisition Agreement;

            10.1.2. Any significant change in position, duties and responsibilities of the Employee to which the Employee does not consent;

            10.1.3. In the event of a change in control as defined in Section 2.0 hereof, any change in the circumstances of employment which the Employee determines, in good faith, results in his being unable to carry out the duties and responsibilities attached to the position and contemplated by the definition of that position set forth in this Agreement.

          10.2. In the event of an occurrence described in subsection 10.1.1, 10.1.2, or 10.1.3 above, the Employee shall serve written notice of such event upon the Company, setting forth in detail the circumstances that the Employee has determined constitutes "cause" within any of those definitions. In the event the Company should remedy or otherwise cure the facts constituting the cause relied upon by the Employee within thirty (30) days after such written notice, such fact or circumstance shall not be deemed to constitute "cause" for which employment can be terminated within the meaning of Section 10.1 above.

          10.3. During the period of employment, the Corporation may terminate this Agreement for cause and upon thirty (30) days written notice and opportunity to cure being given to Employee. For the purpose of this Section 10.3, the term "cause" shall include the occurrence of any of the following:

            10.3.1. Employee breaches or violates any of the terms of this Agreement;

            10.3.2. Employee is convicted of any felony or is shown to have engaged in any act of dishonesty or fraud upon the Corporation, any of its affiliated companies, or any of its customers or clients;

            10.3.3. Employee has been grossly negligent in the performance of his employment duties or responsibilities.

          10.4. During the period of employment, the Corporation may not terminate this Agreement without cause.

          10.5. This Agreement shall also terminate upon the insolvency, dissolution, or liquidation of the Corporation or cessation of business by the Corporation for at least thirty (30) consecutive days.

     11.0 TERMINATION PAYMENTS. In the event of a Termination and subject to the provisions of Sections 10.1.1., 10.1.2., 10.1.3. 10.4, or 10.5 of this Agreement, the Company shall pay to the Employee and provide him with the following:

          11.1. the Company shall pay the Employee thirty (30) days following Termination, one lump sum payment of the Employee's base salary rate for the remaining period of the Term. Any shares not yet vested or shares not registered with the SEC shall vest and/or be registered as soon as is practicable.

          11.2. During the remainder of the Employment or payment Period, the Employee shall continue to be treated as an employee under the provisions of any incentive compensation described in
Section 4.2. In addition, the Employee shall continue to be entitled to all benefits and service credit for benefits under medical, insurance, split-dollar life insurance and other employee benefit plans, programs and arrangements of the Company described or referred to in Section 4.3 as if he were still employed during such period under this Agreement.

          11.3. If, despite the provisions of paragraph 11.2 above, benefits or the right to accrue further benefits under any stock option or other incentive compensation arrangement described in
Section 4.2 shall not be provided under any such arrangement to the Employee or his dependents, beneficiaries or estate because he is no longer an employee of the Company, the Company shall, to the extent necessary, pay or provide for payment of such benefits to the Employee or his dependents, beneficiaries or estate.

     12.0  DISABILITY.

          12.1. If the Employee is unable to perform the Employee's services by reason of illness or incapacity, the Employee's regular compensation shall be continued for a period of twelve (12) weeks following the week in which such illness or incapacity commences, at the end of which time no further compensation shall be due and payable to the Employee until the Employee shall return and resume the Employee's duties. In the event the Employee is eligible to receive payments on account of the fringe benefit program covering disability provided by the Corporation, then the Employee's base salary, as defined as above, will be reduced to the extent of such entitlement and receipt.

          12.2. If, because of illness, physical or mental disability or other incapacity, Employee shall fail, for a period of one hundred twenty (120) work days during the term hereof, to render the services provided for by this Agreement, or if Employee contracts an illness or injury which will permanently prevent performance by him of the services and duties provided for by this Agreement by notice to the Employee effective thirty (30) days after the giving of such notice, after which no additional compensation shall be due.

     13.0 DEATH. In the event of the death of Employee during the term of this Agreement, his employment hereunder shall terminate on the date of his death. In the accounting between the Employer and the Employee's personal representative, Employee's estate shall be due compensation under this Agreement equal to one year of Employee's salary. In addition, one hundred percent (100%) of the total amount of shares to be granted to the Employee and or the total amount of shares to be registered with the SEC to the Employee, shall vest and or be registered as soon as is practicable.

          13.1 In the event of death, the Employee sets forth that the Employee's personal representative is the listed below and shall be due compensation in accordance with the provisions set forth in 13.0.

     Employee's Personal Representative: Esmeralda Perales
     Relationship: Spouse
     Address: [omitted]
     Phone: [omitted]

     14.0  COMPETITION.

          14.1. Employee covenants to and with the Employer, its successors and assigns, that during the term of this Agreement and for a period of twelve (12) months from the date of the termination of this Agreement for any reason, he will not directly or indirectly, enter into any agreement or arrangement with any other person, firm, corporation or entity to conduct any research or development, nor shall Employee directly or indirectly conduct such research or development on his own behalf, related to the discovery of processes, inventions, improvement, development or commercialization of any new device, apparatus or product competitive with a product developed, produced or reduced to practice solely by the Corporation, unless Employee shall have first obtained the Corporation's expressed written consent thereto.

          14.2. In the event of a breach or threatened breach by Employee of any provisions of this Section 14.0 the Corporation shall be entitled to an injunction restraining it from the commission of such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of money damages. The covenants contained in this Section
15.0 shall be construed as independent of any other provisions in this Agreement; and the existence of any claim or cause of action of Employee against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of said covenants.

          14.3. The covenants contained in this Section 14.0 shall terminate and, upon termination, shall be unenforceable and of no further legal force and effect, in the event the Corporation, or any successor to the Corporation, becomes insolvent, is liquidated or ceases for any reason to conduct business operations for a continuous period of at least thirty (30) days.

          14.4. The Corporation shall have the right to assign the aforesaid covenants; and Employee agrees to remain bound by the terms of the covenants to any and all subsequent purchaser and assignees of the assets and business of the Corporation.

     15.0  NON-INTERFERENCE WITH EMPLOYEES.

          15.1. Employee covenants with the Corporation that employees of or consultants to the Corporation and employees of and consultants to firms, corporations or entities affiliated with the Corporation have, of necessity, been exposed to and have acquired certain knowledge, understandings, and know-how concerning the Corporation's business operations which is confidential information and proprietary to the Corporation.

          15.2. In order to protect the Corporation's confidential information and to promote and insure the continuity of the Corporation's contractual relations with its employees and consultants, Employee covenants and agrees that for so long as Employee holds any position or affiliation with the Corporation, including service to the Corporation as an officer, director, employee, consultant, agent or contractor, and for a period of twelve
(12) months from the date Employee ceases to hold any such position or status with the Corporation or otherwise becomes disaffiliated with the Corporation, he will not directly or indirectly, or permit or encourage other to directly or indirectly (i) interfere in any manner whatsoever with the Corporation's contractual or other relations with any or all of its employees or consultants, or (ii) induce or attempt to induce any employee or consultant to the Corporation to cease performing services for or on behalf of the Corporation, or (iii) solicit, offer to retain, or retain, or in any other manner engage or employ the services of, any person or entity who or which is retained or engaged by the Corporation, or any firm, corporation or entity affiliated with the Corporation, as an employee, consultant or agent.

          15.3. In the Event any court of competent jurisdiction determines or holds that all or any portion of the covenants contained in this Section 15.0 are unlawful, invalid, or unenforceable for any reasons, then the parties hereto agree to modify the provisions of this Section 15.0 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     16.0  CLIENTS AND CUSTOMERS.

          16.1. Employee covenants with the Corporation that the clients and customers of the Corporation, both actual and contemplated, constitute actual and prospective business relationships, which are proprietary to the Corporation and comprise, in part, the Corporation's confidential information and trade secrets.

          16.2. In order to protect the Corporation's proprietary rights and to promote and ensure the continuity of the Corporation's contractual relations with its customers and clients, Employee covenants and agrees that, notwithstanding the provisions of Section
16.1 hereof, and for so long as Employee holds any position or affiliation with the Corporation, including service to the Corporation as an officer, director, employee, consultant, agent or contractor, and for a period of twelve (12) months from the date Employee ceases to hold any such position or status with the Corporation or otherwise becomes disaffiliated with the Corporation, he will not directly or indirectly, or permit or encourage others to directly or indirectly (i) interfere in any manner whatsoever with the Corporation's contractual relations with any clients or customers, or (ii) induce or attempt to induce any client or customer of the Corporation to cease doing business with the Corporation.

          16.3. In the event any court of competent jurisdiction determines or holds that all or any portions of the covenants contained in this Section 16.0 are unlawful, invalid or unenforceable for any reason, then the parties hereto agree to modify the provisions of this Section 16.0 if and only to the extent necessary to render the covenants herein contained enforceable and otherwise in conformance with all legal requirements.

     17.0  COVENANT TO RETAIN CONFIDENCES.

          17.1. Employee understands that all information learned, known, made, devised or developed concerning any of the Company's products and activities, including, without limitation, any inventions, discoveries, improvements, processes, formulas, computer programs (including their structure, sequence, organization, coherence, look and feel), apparatus, equipment, customer and client lists, marketing plans, mailing lists, art, graphics, display, research, and the like used by the Corporation in connection with its business constitutes the confidential information, proprietary information and trade secrets of the Corporation. Employee covenants and agrees that he will not (except as required in the course of his position with the Corporation), during the term hereof or thereafter for a period of twelve (12) months, communicate or divulge to, or use for the benefit of himself or any other person, firm, association, or corporation, without the consent of the Corporation, any confidential information or trade secrets possessed, owned, or used by the Corporation or its affiliates that may be communicated to, acquired by, or learned of by the Employee in the course of or as a result of his services with the Corporation. For the purposes of this Section 17.1, confidential information of the Corporation shall not include
(i) any information developed by the Employee independently of services performed by the Employee for the Corporation pursuant to this Agreement; (ii) any information rightfully obtained by the Employee from a third party without restriction; (iii) any information publicly available other than through the fault or negligence of the Employee; (iv) any information disclosed by the corporation to third parties without restriction; or (v) information already known by the Employee prior to its disclosure by the Corporation.

          17.2. Employee will not use in the course of Employee's employment with the Corporation, or disclose or otherwise make available to the Corporation, any information, documents or other items which Employee may have received from any other person or entity (including any prior employer), and which Employee is prohibited from so using, disclosing or making available.

          17.3. All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, prototypes, testing data, equipment, electronically stored information on disk, tape or any other medium or existing in computer memory transmitted by any means, including, but not limited to, telephone or electronic data transmission and the like, relating to the business of the Corporation or its affiliates, which Employee shall use or prepare or come into contact with, shall remain the sole property of the Corporation.

     18.0  WORK PRODUCT.

          18.1. All trade secrets, know-how, confidential information, copyrightable material, inventions, discoveries, and improvements, including computer programs (their structure, sequence, organization, coherence, look and feel), whether patentable or unpatentable, copyrightable or uncopyrightable, made, devised, discovered or reduced to practice by the Employee, whether by himself or jointly with others, from the time of becoming an employee of the Corporation until the termination of that status, shall be deemed work for hire and shall be promptly disclosed in writing to the Corporation and are to redound to the benefit of the Corporation and become and remain its sole and exclusive property. Should the Corporation choose to not purse registered protection for any disclosure provided by the employee within sixty (60) calendar days from the date of the disclosure, the decision to not pursue protection (on the sixty-first (61st) day) shall be deemed a decision that the information in the disclosure is unrelated to the business of the Corporation, and is a quitclaim to any rights related thereto.

          18.2. By executing this Agreement, Employee hereby transfers and assigns to the Corporation, or person, firms or corporations designated by the Corporation, any or all of Employee's rights, title and interest in and to any and all developments, inventions, computer programs, discoveries, improvements, processes, devices, copyrights, patents and patent applications therefore, and to execute at any and all times any and all instruments and do any and all acts necessary or which the Corporation may deem desirable in connection with conveying, transferring and assigning Employee's entire right, title and interest in and to any inventions, discoveries, improvements, computer programs, processes devices, copyrights, patent applications therefore or patents thereon in any way related to the technology or trade secrets developed, discovered or reduced to practice by Employee during the term of this Agreement, it being the express understanding and agreement of the parties that any and all future developments, inventions, and discoveries of Employee during the term hereof shall be the property of the Corporation, or its assigns.

     19.0  PATENTS AND COPYRIGHTS.

          19.1. Employer shall cause to be filed United States and foreign patent and/or copyright applications on each invention deemed to be patentable or copyrightable and embodied in any technology developed and reduced to practice during the term hereof which inure to the Corporation by virtue of the provisions of Section 18.0 hereof.

          19.2. The Corporation shall forfeit patent rights or copyrights to any patentable or copyrightable technology developed by Employee during the term hereof in any jurisdiction in which it fails to file patent or copyright applications six (6) months following a request by the Employee. Employer shall provide to Employee a copy of each application filed, and within six (6) months thereafter Employee shall designated what, if any, foreign countries he desires applications to be filed. Patent or copyright prosecution and maintenance shall be done by an attorney to be selected by the Corporation and approved by Employee, which approval shall not be unreasonably withheld. All reasonable expense of filing, prosecution and maintenance of domestic and foreign patents or copyrights and patent or copyright applications shall be borne by Employer.

          19.3. Employer and Employee agree to forebear from, and not permit others to make or permit any public disclosure of any of the patentable matter prior to the application for a United States patent. All foreign patent applications shall be made no later than one (1) year following the date of the U.S. patent application.

          19.4. All patents shall be applied for in the name of Employee, as inventor, and shall be assigned to the Corporation or assignee. All copyrights shall be registered in the name of the Corporation. The Employee shall, upon demand, execute and deliver to the Corporation or its assigns such documents or assignments as may be deemed necessary or advisable by counsel for the Corporation or its assigns for filing in the appropriate patent offices to evidence the assignment of the patent rights hereby granted.

     20.0 REPRESENTATIONS OF EMPLOYEE. The Employee represents that, to the best of his knowledge and belief, neither his affiliation with the Corporation, nor his holding any position as officer, director, Employee, or consultant with the Corporation, nor his ownership of common stock in the Corporation, nor his performing any other services for the Corporation violates any presently existing, valid and enforceable contract, agreement, commitment or other legal relationship between Employee and any other person or entity.

     21.0 ATTORNEYS' FEES. In the event there is any litigation or arbitration between the parties concerning this Agreement, the successful party shall be awarded reasonable attorneys' fees and litigation or arbitration costs, including the attorneys' fees and costs incurred in the collection of any judgment.

     22.0 NOTICES. All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth below or at such other address as either party may designate in writing from time to time. Any notice by mailing shall be effective forty-eight (48) hours after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

     23.0 PARTIAL INVALIDITY. If any provisions of this Agreement are in violation of any statute or rule of law of any state or district in which it may be sought to be enforced, then such provisions shall be deemed null and void only to the extent that they may be in violation thereof, but without invalidating the remaining provisions.

     24.0 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their heirs, personal representatives, successors and assigns; provided, however, that Employee may not assign his employment hereunder, and any assignment by Employee in violation of this Agreement shall vest no rights in the purported assignee.

     25.0 WAIVER. No waiver of any breach of any one of the agreements, terms, conditions or covenants of this Agreement by the Employer or the Employee shall be deemed to imply or constitute a waiver of any other agreement, term, condition or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition or covenant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition or covenants of this Agreement.

     26.0 GOVERNING LAW. This Agreement and the rights and duties of the parties shall be construed and enforced in accordance with the laws of the State of Florida.

     27.0 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter thereof. There are no representations, warranties, conditions or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

                                       EMPLOYER:

                                       iBIZ Technology Corp.


                                       By:  /s/  Kenneth W. Schilling
                                       Kenneth W. Schilling, President


                                       EMPLOYEE:

                                       Ramon Perales


                                       /s/  Ramon Perales